                            SUPPLEMENT TO PROSPECTUS
                             DATED NOVEMBER 12, 1999
                      158 SHARES OF KEYSTONE PROPERTY TRUST
                          COMMON STOCK $0.001 PAR VALUE


                           REGISTRATION NO. 333-67637
                  --------------------------------------------


         On November 28, 2001, an aggregate of 158 OP Units were transferred by means of gift from James R. Mulvihill to Denver Academy (the "Donee"). Subsequently, all of the OP Units were converted by the Donee into Common Shares on a 1:1 basis.

         The above-referenced Prospectus is hereby supplemented to update the table of selling security holders as follows:

                        SHARES OWNED                                            SHARES OWNED
                      BEFORE OFFERING                                           AFTER OFFERING
                      ---------------                                           --------------
                                                           REGISTERED
NAME              NUMBER           PERCENTAGE                SHARES           NUMBER        PERCENTAGE
----              ------           ----------                ------           ------        ----------
James R.
Mulvihill         365,469 (2)        4.12%                    68,711           296,758           3.34%

Denver
Academy               158               *                        158                 0              _



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             The date of this Prospectus Supplement is July 15, 2002